Exhibit 99.2
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Specialty Ingredients gross profit)

3 Month Rolling Average (%)*

	2009	2010	2011	2012	2013
January	29.7	29.4	34.9	32.0	32.0
February	30.2	29.5	34.6	32.9	31.1
March	31.1	34.0	35.4	33.5	30.5
April	31.9	34.6	34.0	34.1	29.6
May	32.1	34.4	34.1	35.0	29.0
June	28.9	34.3	33.9	34.7	28.5
July	29.5	33.8	33.9	35.8
August	29.5	34.2	32.8	34.3
September	34.7	33.3	32.5	34.0
October	34.8	32.5	35.0	31.8
November	34.7	32.5	33.4	32.4
December	29.5	32.8	33.4	32.5

12 Month Rolling Average (%)*

	2009	2010	2011	2012	2013
January	30.9	31.4	33.9	33.2	33.5
February	31.0	31.5	33.9	33.2	33.3
March	30.8	31.9	34.0	33.3	33.0
April	30.9	32.1	33.8	33.6	32.4
May	31.2	32.1	33.9	33.8	31.7
June	30.3	33.2	33.9	33.7	31.3
July	30.7	33.2	33.9	34.2
August	31.0	33.2	33.5	34.0
September	31.2	32.9	33.7	33.9
October	31.5	32.6	34.4	33.6
November	31.6	32.7	33.7	33.7
December	31.1	33.6	33.8	33.7

*NOTE:  Information from December 2012 has been adjusted to exclude a loss of $31 million related to certain commoditized guar inventories, as well as income of $22 million related to the settlement of a business interruption insurance claim.  Information from September 2011 and prior includes the pre-acquisition operations of ISP, which was acquired on August 23, 2011.  In addition, information has been adjusted to exclude the impact of the inventory fair value adjustment charges related to purchase accounting for the ISP acquisition, which totaled $44 million.